EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 4, 2026, relating to the financial statements of Specificity, Inc. for the year ended December 31, 2025, and 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ CM3 Advisory

San Diego, California

October 8, 2026